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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: October 12, 1998


                       PROTEIN POLYMER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                       0-19724                   33-0311631
(State or other jurisdiction of         (Commission     (IRS Employer Identification No.)
incorporation or organization)           File Number)

10655 SORRENTO VALLEY ROAD
  SAN DIEGO, CALIFORNIA                                    92121
(Address of Principal Executive Offices)                 (Zip Code)


                                 (619) 558-6064
              (Registrant's telephone number, including area code)


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Item 5.   Other Events.
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          The Registrant has received notification that as of October 12, 1998, the 1,667,500 warrants (the "Public Warrants") issued in connection with the Registrant's initial public offering in January 1992 are no longer approved for quotation on the Nasdaq SmallCap Market due to a lack of market makers in the Public Warrants.

          Upon such delisting, trading in the Public Warrants thereafter, if any, will likely be conducted in the over-the-counter markets in the so-called "pink sheets" or the National Association of Securities Dealers' Electronic Bulletin Board. As a consequence of such delisting, it is expected that the warrantholders of the Company would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Public Warrants. In addition, such delisting will make the Public Warrants substantially less attractive as collateral for margin and purpose loans, for investment by financial institutions under their internal policies or state legal investment laws, as consideration in future capital raising transactions.

          Once the Public Warrants are no longer approved for quotation on the Nasdaq SmallCap Market, the Public Warrants may become subject to regulation as a "penny stock." The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price or exercise price less than $5.00 per share, subject to certain exceptions, including listing on the Nasdaq SmallCap Market. Once the Public Warrants are removed from listing on the Nasdaq SmallCap Market and if no other exception applies, the Public Warrants may become subject to the SEC's Penny Stock Rules, Rule 15g-1 through Rule 15g-9 under the Exchange Act. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell the Public Warrants and may affect the ability of holders to sell the Public Warrants in the secondary market and the price at which such holders can sell any such securities. Rule 15g-9 under the Exchange Act imposes additional sales practice requirements on broker-dealers who sell such securities except in transactions exempted from such rule, including transactions meeting the requirements of Rule 505 or 506 of Regulation D promulgated under the Securities Act and transactions in which the purchaser is an institutional accredited investor or an established customer of the broker-dealer.

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                                   SIGNATURE
                                   ---------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 1998   PROTEIN POLYMER TECHNOLOGIES, INC.



                         By:   /s/ J. Thomas Parmeter
                            ---------------------------------
                              J. Thomas Parmeter
                              Chief Executive Officer



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